Exhibit (a) (iv) under Form N-1A
                                            Exhibit 3(i) under Item 601/Reg. S-K


                                   CCB Funds
                                Amendment No. 8
                                     to the
                              Declaration of Trust
                            dated December 11, 1991

1. Strike Section 1 of Article I from the Declaration of Trust and substitute in its place the following:

      "Section 1. Name.
       ---------------
      This Trust shall be known as CCMI Funds."

2. Strike Section 2(b) of Article I from the Declaration of Trust and substitute in its place the following:

      "(b)  The "Trust" refers to CCMI Funds."

3. Strike the first paragraph of Section 5 of Article III from the Declaration of Trust and substitute in its place the following:

      "Section 5.  Establishment and Designation of Series or Class.
      Without limiting the authority of the Trustees set forth in Article XII,
      Section 8, inter alia, to establish and designate any additional Series or Class, or to modify the rights and preferences of any existing Series or Class, the Series and Classes of the Trust are established and designated as CCMI Equity Fund."

4. Strike Section 9 of Article XII from the Declaration of Trust and substitute in its place the following:

      "Section 9.  Use of Name.
       -----------------------
      The Trust acknowledges that Commerce Capital Management, Inc. has reserved the right to grant the non-exclusive use of the name "CCMI Funds" or any derivative thereof to any other investment company, investment company portfolio, investment adviser, distributor, or any other business enterprise, and to withdraw from the Trust or one or more Series or Classes any right to the use of the name "CCMI Funds or any derivative thereof."

      The undersigned hereby certify that the above-stated amendments are true and correct Amendments to the Declaration of Trust, as adopted by the Board of Trustees on the 12th day of February, 2001, effective June 1, 2001.

      WITNESS the due execution hereof this 12th day of February, 2001.



/s/ John F. Donahue                       /s/ Lawrence D. Ellis, M.D.
------------------------------------      ----------------------------------
John F. Donahue                           Lawrence D. Ellis, M.D.

/s/ Thomas G. Bigley                      /s/ Peter E. Madden
------------------------------------      ----------------------------------
Thomas G. Bigley                          Peter E. Madden

/s/ John T. Conroy, Jr.                   /s/ Charles F. Mansfield, Jr.
------------------------------------      ----------------------------------
John T. Conroy, Jr.                       Charles F. Mansfield, Jr.

/s/ Nicholas P. Constantakis              /s/ John E. Murray, Jr.
------------------------------------      ----------------------------------
Nicholas P. Constantakis                  John E. Murray, Jr.

/s/ John F. Cunningham                    /s/ Marjorie P. Smuts
------------------------------------      ----------------------------------
John F. Cunningham                        Marjorie P. Smuts

/s/ J. Christopher Donahue                /s/ John S. Walsh
------------------------------------      ----------------------------------
J. Christopher Donahue                    John S. Walsh